UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2018

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 amends the current report on Form 8-K of United Rentals, Inc. (the “Company”) dated July 2, 2018 (the “Original Filing”) to disclose certain compensation arrangements of Ms. Jessica Graziano in connection with her appointment as Chief Financial Officer of the Company. At the time of the Original Filing, such compensation arrangements had not been finalized.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2018, the Company entered into an employment agreement (the “Employment Agreement”) with Jessica T. Graziano, the Company’s Executive Vice President and Chief Financial Officer, in connection with her appointment to such role. The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) has approved a base salary of $485,000 for Ms. Graziano, effective October 12, 2018, and an annual bonus target of 90% of base salary. She will continue to be entitled to participate in the benefit plans and programs generally provided by the Company to its executives.

In recognition of Ms. Graziano’s expanded role, the Compensation Committee approved a one-time award of restricted stock units (“RSUs”) in the amount of $500,000 under the Company’s Second Amended and Restated 2010 Long Term Incentive Plan, which will vest ratably in thirds on the first three anniversaries of grant date subject to her continued employment through each such date.

In the event that Ms. Graziano is terminated without “cause” or resigns for “good reason” (each as defined in the Employment Agreement), Ms. Graziano will be entitled to (i) accrued base salary through the date of termination, (ii) COBRA continuation coverage paid by the Company through the earlier of (a) 12 months following her date of termination and (b) the date Ms. Graziano becomes eligible for coverage under a third party’s group health plan, and (iii) 190% of her annual base salary as of the date of termination (to be paid in equal installments during the 12-month period following the termination date).

Ms. Graziano is subject to indefinite confidentiality and non-disparagement restrictions and 12-month post-termination non-competition and non-solicitation covenants.

The foregoing summary of Ms. Graziano’s employment agreement does not purport to be complete and is qualified in its entirety by reference to her employment agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, made as of October 12, 2018, between the Company and Jessica T. Graziano*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2018

UNITED RENTALS, INC.

By:	/s/ Craig Pintoff
	Name:	Craig Pintoff
	Title:	Executive Vice President – Chief Administrative and Legal Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Craig Pintoff
	Name:	Craig Pintoff
	Title:	Executive Vice President – Chief Administrative and Legal Officer